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                                                                       EXHIBIT 1

                            JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree, without admitting beneficial ownership, to the joint filing on behalf of each of them a Statement on Schedule 13G (including amendments thereto) with regard to the Class A Common Stock, par value $.01 per share, of pcOrder.com, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of the 14th, day of February, 2000.

                              TRILOGY SOFTWARE, INC.

                              By:  /s/ JOSEPH A. LIEMANDT
                                 ------------------------------------------
                                   Joseph A. Liemandt
                                   President and Chief Executive Officer

                              TRILOGY, INC.

                              By:  /s/ JOSEPH A. LIEMANDT
                                 ------------------------------------------
                                   Joseph A. Liemandt
                                   President and Chief Executive Officer

                                   /s/ JOSEPH A. LIEMANDT
                                 ------------------------------------------
                                   Joseph A. Liemandt